Exhibit 99.1

July 21, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners Increases Quarterly Distribution
Increase is 1 cent on a post-split basis, or 2 cents on a pre-split basis

    TULSA, Okla. – July 21, 2011 – The board of directors of the general partner of ONEOK Partners, L.P. (NYSE: OKS) today increased the partnership’s quarterly cash distribution to 58.5 cents per unit from 57.5 cents per unit on a post-split basis, effective for the second quarter 2011, resulting in an annualized post-split cash distribution of $2.34 per unit. The distribution is payable Aug. 12, 2011, to unitholders of record as of Aug. 1, 2011.

    “This distribution increase is twice what was originally factored into our 2011 financial guidance, based on the continued strong performance at the partnership,” said John W. Gibson, chairman, president and chief executive officer of ONEOK Partners. “Incremental earnings from our $2-billion capital-investment program completed in 2009 provide us with the opportunity to increase distributions to unitholders. We expect that our plans to invest approximately $2.7 billion to $3.3 billion for growth projects between now and 2014 will enable us to continue to execute our strategy of delivering value to unitholders.”

    ONEOK Partners completed its two-for-one split of the partnership’s common units and Class B units on July 12, 2011, with the distribution of one unit for each unit outstanding and held by holders of record on June 30, 2011. As a result of the two-for-one unit split, the partnership now has 130,827,354 common units and 72,988,252 Class B units outstanding.

    In October 2010, ONEOK Partners indicated that it expected to increase its distribution by 1 cent per quarter in 2011 on a pre-split basis, or 0.5 cents per quarter on a post-split basis, and between 5 percent to 10 percent annually in 2012 and 2013, subject to approval by the board of directors of the general partner.

    ONEOK Partners has increased its distribution by approximately 46 percent since April 2006, when a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE) became the sole general partner.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the

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ONEOK Partners Increases Quarterly Distribution

July 21, 2011

nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance and level of distributions. These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

This news release serves as qualified notice to nominees as provided for under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100 percent of ONEOK Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of ONEOK Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not ONEOK Partners, L.P., are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

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